Exhibit 10.40

WASHINGTON CIVIC INDUSTRIAL CORP.,
as Sublessor,

AND

VALENT AEROSTRUCTURES, LLC,
as Sublessee

SUBLEASE AGREEMENT

Dated September 3, 2010

SUBLEASE AGREEMENT

TABLE OF CONTENTS

		Page
	Parties	1
	Recitals

ARTICLE I

DEFINITIONS

Section 1.1.	Definitions of Words and Terms	2
Section 1.2.	Rules of Interpretation	2

ARTICLE II

REPRESENTATIONS

Section 2.1.	Representations by the City	3
Section 2.2.	Representations by the Redevelopment Corporation	4
Section 2.3	Representations by WCIC	5
Section 2.4.	Representations by Valent	5

ARTICLE III

GRANTING PROVISIONS

Section 3.1.	Granting of Leasehold Estate	6
Section 3.2.	Sublease Term	6
Section 3.3.	Possession and Use of the Project	6

ARTICLE IV

RENT PROVISIONS

Section 4.1.	Basic Rent	7
Section 4.2.	Additional Rent	8
Section 4.3.	Obligations of Valent Absolute and Unconditional.	8
Section 4.4.	Prepayment of Basic Rent	9

ARTICLE V

MAINTENANCE, TAXES AND UTILITIES

Section 5.1.	Maintenance and Repairs	10
Section 5.2.	Taxes, Assessments and Other Governmental Charges	10
Section 5.3.	Utilities	11
Section 5.4.	Property Tax Exemption	11

(i)

(ii)

ARTICLE X

OPTION TO PURCHASE THE PROJECT

Section 10.1.	Option to Purchase the Project	24
Section 10.2.	Conveyance of the Project	25
Section 10.3.	Relative Position of Option and Indenture	25

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.1.	Events of Default	25
Section 11.2.	Remedies on Default	26
Section 11.3.	Performance of Valent’s Obligations by WCIC	27
Section 11.4.	Rights and Remedies Cumulative	27
Section 11.5.	Waiver of Breach	27
Section 11.6.	Default by WCIC Under the Lease	28

ARTICLE XII

ASSIGNMENT AND SUBLEASE

Section 12.1.	Assignment; Sublease	28
Section 12.2.	Prohibition Against Fee Mortgage of Project	29
Section 12.3.	Restrictions on Sale or Encumbrance of Project by City	29

ARTICLE XIII

AMENDMENTS, CHANGES AND MODIFICATIONS

Section 13.1.	Amendments, Changes and Modifications	29

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1.	Notices	29
Section 14.2.	WCIC Shall Not Unreasonably Withhold Consents and Approvals	30
Section 14.3.	Net Lease	30
Section 14.4.	Governing Law	31
Section 14.5.	Binding Effect	31
Section 14.6.	Severability	31
Section 14.7.	Execution in Counterparts	31
Section 14.8.	Electronic Storage	31

	Signatures and Seals	S-1

(iii)

Exhibit A – Project Site
Exhibit B – Project Improvements

(iv)

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, dated September 3, 2010 (this “Sublease”), is entered into by and between WASHINGTON CIVIC INDUSTRIAL CORP., a Missouri corporation  (“WCIC”), and VALENT AEROSTRUCTURES, LLC, a Delaware limited liability company (“Valent”). The City of Washington, Missouri, a third-class city organized and existing under the laws of the State of Missouri (the “City”) and the Washington, Missouri Redevelopment Corporation, a redevelopment corporation organized and existing under the laws of the State of Missouri (the “Redevelopment Corporation”) each execute and join in this Sublease only for the purposes of those specific sections applicable to each such party herein;

RECITALS:

1.           The City is authorized and empowered pursuant to the provisions of Article VI, Section 27(b) of the Missouri Constitution and Sections 100.010 through 100.200, inclusive, of the Revised Statutes of Missouri, as amended (collectively, the “Act”), to purchase, construct, extend and improve certain projects (as defined in the Act) and to issue industrial development revenue bonds for the purpose of providing funds to pay the costs of such projects and to lease or otherwise dispose of such projects to private persons or corporations for manufacturing, commercial, warehousing and industrial development purposes upon such terms and conditions as the City shall deem advisable.

2.           Pursuant to the Act, the governing body of the City passed an ordinance (the “Ordinance”) on August 16, 2010, authorizing the City to issue (i) its Recovery Zone Facility Revenue Bonds (Valent Aerostructures Project), Series 2010A, in installments in the maximum aggregate principal amount of $[series a principal amount] (the “Series 2010A Bonds”), and (ii) its Industrial Development Revenue Bonds (Valent Aerostructures Project), Series 2010B, in installments in the maximum aggregate principal amount of $[series b principal amount] (the “Series 2010B Bonds,” together with the Series 2010A Bonds, the “Bonds”), for the purpose of (a) acquiring certain real property located at 6325 Avantha Drive in Washington, Missouri (the “Project Site,” as more fully described on Exhibit A hereto), (b) leasing the Project Site to WCIC for the purpose of construction of an approximately 85,000 square foot manufacturing facility thereon, including the purchase and installation of equipment and fixtures related thereto (the “Project Improvements,” as more fully described on Exhibit B hereto), and (c) paying a portion of the costs of issuing the Bonds.

3.           Pursuant to the Ordinance, the City is authorized to enter into a Trust Indenture of even date herewith (the “Indenture”) with UMB Bank, N.A., St. Louis, Missouri, as Trustee (the “Trustee”), for the purpose of issuing and securing the Bonds, as therein provided, and to enter into that certain Lease Agreement, dated as of August 1, 2010, with WCIC (the “Lease”), under which the City will acquire the Project Site, lease the Project Site to WCIC for the purpose of construction of the Project Improvements, and consent to a WCIC sublease of the Project Site and a lease of the Project Improvements (collectively, the “Project”), in consideration of rental payments by WCIC that will be sufficient to pay the principal of and interest on the Bonds.  WCIC will sublease the Project Site and lease the Project Improvements to Valent pursuant to this Sublease.

4.           The City, WCIC, and Valent entered into that certain Performance Agreement, dated as of August 1, 2010, pursuant to which the City, WCIC, and Valent made certain agreements in connection with the use of the Project by Valent (the “Performance Agreement”).

5.           Pursuant to the foregoing, WCIC desires to sublease the Project Site and lease the Project Improvements to Valent and Valent desires to sublease the Project Site and lease the Project Improvements from WCIC, for the rentals and upon the terms and conditions hereinafter set forth

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, WCIC and Valent do hereby represent, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Definitions of Words and Terms.  In addition to any words and terms defined elsewhere in this Sublease, capitalized words and terms herein have the meanings given to such words and terms in the Lease, the Indenture, and the Performance Agreement (which definitions are hereby incorporated by reference).

Section 1.2.           Rules of Interpretation.

(a)           Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(b)           Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including governmental entities, as well as natural persons.

(c)           Wherever in this Sublease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

(d)           All references in this instrument to designated “Articles,” “Sections” and other subdivisions are, unless otherwise specified, to the designated Articles, Sections and subdivisions of this instrument as originally executed.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Sublease as a whole and not to any particular Article, Section or other subdivision.

(e)           The Table of Contents and the Article and Section headings of this Sublease shall not be treated as a part of this Sublease or as affecting the true meaning of the provisions hereof.

(f)            Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.

ARTICLE II

REPRESENTATIONS

Section 2.1.           Representations by the City. The City makes the following representations as the basis for the undertakings on its part herein contained:

(a)           The City is a third class city duly organized and validly existing under the laws of the State of Missouri.  Under the provisions of the Act, the City has lawful power and authority to enter into the transactions contemplated by the Lease and to carry out its obligations thereunder.  By proper action of its governing body, the City has been duly authorized to execute and deliver the Lease, acting by and through its duly authorized officers.

(b)           As of the date of delivery hereof, the City agrees to acquire the Project Site, subject to Permitted Encumbrances (as defined in the Indenture).  The City agrees to lease the Project Site to WCIC and sell the Project Site to WCIC if WCIC exercises its option to purchase the Project Site or upon termination of this Lease (as such option right has been assigned to Valent pursuant to the terms of this Sublease), all for the purpose of furthering the public purposes of the Act.

(c)           To finance the costs of the Project, the City proposes to issue the Bonds which will be scheduled to mature as set forth in Article II of the Indenture, and will be subject to redemption prior to maturity in accordance with the provisions of Article III of the Indenture.

(d)           The Bonds are to be issued under and secured by the Indenture, pursuant to which the Project and the net earnings therefrom, consisting of all rents, revenues and receipts to be derived by the City from the leasing or sale of the Project, will be pledged and assigned to the Trustee as security for payment of the principal of and interest on the Bonds.

(e)           The purchase, construction, extension and improvement of the Project and the leasing of the Project Site by the City to WCIC will further the public purposes of the Act.

(f)            No member of the governing body of the City or any other officer of the City has any significant or conflicting interest, financial, employment or otherwise, in WCIC or in the transactions contemplated hereby.

(g)           The City is the fee simple owner of the Project Site.

(h)           The City makes no representation or warranty concerning the suitability of the Project for the purpose for which it is being undertaken by Valent.  The City has not made any independent investigation as to the feasibility or creditworthiness of Valent.  Any bond purchaser, assignee of this Sublease or any other party with any interest in this transaction, shall make its own independent investigation as to the creditworthiness and feasibility of the Project, independent of any representation or warranties of the City.

Section 2.2.           Representations by the Redevelopment Corporation. The Redevelopment Corporation makes the following representations:

(a)           The Redevelopment Corporation is a redevelopment corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

(b)           The Redevelopment Corporation’s execution of this Sublease, in connection with the consideration received under the Redevelopment Corporation’s sale of the Project Site to the City, constitutes the valid and binding obligation of the Redevelopment Corporation, and the representations and warranties made herein by the Redevelopment Corporation shall be enforceable against it.

(c)           There are no recorded or unrecorded leases (other than the Lease and this Sublease), contracts, or options for purposes of farming, grazing or otherwise pertaining to or affecting the Project Site or any part thereof, and there is no party other than the City, WCIC, and Valent in possession or with a claim of possession of the Project Site or any part thereof.

(d)           To the best of the knowledge of the Redevelopment Corporation:  (i) the premises has never been utilized for the treatment, storage, or disposal of pollutants, contaminants or other harmful or hazardous substances, (ii) there are no pollutants, contaminants or other harmful or hazardous substances (including, but not limited to, asbestos containing materials and/or underground storage tanks) located on the premises, and (iii) there have been no underground leaks or releases of hazardous substances, petroleum, fuel oil or other pollutants from any underground storage tank or otherwise on any property adjacent to the premises.  Notwithstanding the foregoing, the parties acknowledge that prior to the purchase by the Redevelopment Corporation of the premises from Brinker Farms, the premises was used as a farm and as confinement hog feeding operation.  The parties further acknowledge that Redevelopment Corporation has delivered to Valent the environmental report on the premises prepared by Sitex Environmental, Inc., dated as of the 14th day of July, 1998, Project No. 109074 (Phase I Exam).

(e)           The Project Site, as configured, complies with all Federal, state and local laws, regulations or orders and common and case law pertaining to planning and zoning;

(f)            There are no burial grounds, cemeteries, unremediated archeology sites, landfills, or underground storage tanks on the Project Site.

Section 2.3            Representations by WCIC.   WCIC makes the following representations as the basis for the undertakings on its part herein contained:

(a)           WCIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

(b)           This Sublease has been duly executed and delivered by WCIC, and constitutes the valid and binding obligation of WCIC, enforceable against it in accordance with the terms hereof;

(c)           There are no recorded or unrecorded leases (other than the Lease and this Sublease), contracts, or options for purposes of farming, grazing or otherwise pertaining to or affecting the Project Site or any part thereof, and there is no party other than the City, WCIC, and Valent in possession or with a claim of possession of the Project Site or any part thereof.

(d)           The Project Site, as configured, complies with all Federal, state and local laws, regulations or orders and common and case law pertaining to zoning, planning, health, safety, sanitation or environmental protection (including, without limitation, the surface water, ground water, drinking water supply, land, surface and subsurface strata and ambient air);

(e)           There are no burial grounds, cemeteries, archeology sites, landfills, or underground storage tanks on the Project Site.

(f)           The Project Site, as of the execution of this Sublease, is in Pad-Ready Condition.

(g)           The estimated costs of the purchase, construction, extension and improvement of the Project are in accordance with sound engineering and accounting principles.

(h)           The proceeds from the sale of the Bonds will be used only for payment of Project Costs and related Costs of Issuance of the Bonds authorized and permitted by both the Internal Revenue Code and the Act.

Section 2.4.           Representations by Valent.  Valent makes the following representations as the basis for the undertakings on its part herein contained:

(a)           Valent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           Valent has lawful power and authority to enter into this Sublease and to carry out its obligations hereunder and Valent has been duly authorized to execute and deliver this Sublease, acting by and through its duly authorized officers and representatives.

(c)           The execution and delivery of this Sublease, the consummation of the transactions contemplated hereby, and the performance of or compliance with the terms and conditions of this Sublease by Valent do not and will not, to the best of Valent’s knowledge, conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any mortgage, deed of trust, lease or any other restrictions or any agreement or instrument to which Valent is a party or by which it or any of its property is bound, Valent’s organizational documents, or any order, rule or regulation applicable to Valent or any of its property of any court or governmental body, or constitute a default under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Valent under the terms of any instrument or agreement to which Valent is a party.

ARTICLE III

GRANTING PROVISIONS

Section 3.1.           Granting of Leasehold Estate.  WCIC hereby exclusively rents, leases and lets the Project to Valent, and Valent hereby rents, leases and hires the Project from WCIC, subject to Permitted Encumbrances existing as of the date of the execution and delivery hereof, for the rentals and upon and subject to the terms and conditions herein contained.

Section 3.2.           Sublease Term.  This Sublease shall become effective upon its execution and delivery.  Subject to earlier termination pursuant to the provisions of this Sublease, the sublease of the Project Site and the lease of the Project Improvements shall terminate on September 1, 2020 (the “Sublease Term”).

Section 3.3.           Possession and Use of the Project.

(a)           WCIC covenants and agrees that as long as WCIC has not exercised any of the remedies set forth in Section 11.2 of this Sublease following the occurrence and continuance of an Event of Default, as defined in Section 11.1 of this Sublease, Valent shall have sole and exclusive possession of the Project (subject to Permitted Encumbrances and subject to the City’s and the Trustee’s right of access pursuant to Section 10.3 of the Lease) and shall and may peaceably and quietly have, hold and enjoy the Project during the Sublease Term.  WCIC covenants and agrees that it will not take any action to prevent Valent from having quiet and peaceable possession and enjoyment of the Project during the Sublease Term and will, at the request and expense of Valent, cooperate with Valent in order that Valent may have quiet and peaceable possession and enjoyment of the Project and will defend Valent’s enjoyment and possession thereof against all parties.

(b)           Subject to the provisions of this Section, Valent shall have the exclusive right to use the Project for any lawful purpose contemplated by the Act and consistent with the terms of the Performance Agreement.  Valent shall use its best efforts to comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project, as to the manner of use or the condition of the Project.  Valent shall also comply with the mandatory requirements, rules and regulations of all insurers under the policies carried under the provisions of Article VI below.  Valent shall promptly pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of Valent to comply with the provisions of this Section.  Notwithstanding any provision contained in this Section, however, Valent shall have the right, at its own cost and expense, to contest or review by legal or other appropriate procedures the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, or any such requirement, rule or regulation of an insurer, and during such contest or review Valent may, to the extent permitted by law, refrain from complying therewith.

ARTICLE IV

RENT PROVISIONS

Section 4.1.           Basic Rent.

(a)           Valent covenants and agrees to pay to WCIC in same day funds for the account of WCIC during this Sublease Term, on or before 11:00 a.m. CST, on the first calendar day of each month, beginning October 1, 2010 (“Payment Date”), as Basic Rent for the Project, an amount which, when added to any collected funds then on deposit in the Bond Fund and available for the payment of principal of the Bonds and the interest thereon on such Payment Date, shall be equal to the amount payable on such payment date as principal of the Bonds and the interest thereon as provided in the Indenture.  All payments of Basic Rent provided for in this Section shall be paid directly to WCIC and shall be used and applied by WCIC to pay to the Trustee in the manner and for the purposes set forth in the Lease and the Indenture.  At its option, on the final Payment Date, Valent may deliver to WCIC, for delivery to the Trustee, for cancellation Bonds not previously paid and Valent shall receive a credit against the Basic Rent payable by Valent in an amount equal to the principal amount of the Bonds so tendered for cancellation plus accrued interest thereon.

(b)           Notwithstanding any provision contained in this Sublease, the Lease, or in the Indenture to the contrary, in addition to any credits on the Basic Rent resulting from the payment or prepayment of Basic Rent from other sources:

(i)             moneys deposited with WCIC for deposit in the Bond Fund as interest (including moneys received as accrued interest from the sale of Bonds and any initial deposit made from the proceeds of the sale of any Bonds) shall be credited against the obligation of Valent to pay Basic Rent as the same becomes due;

(ii)            moneys deposited with WCIC for deposit in the Bond Fund as principal shall be credited against the obligation of Valent to pay Basic Rent as the same becomes due in the order of maturity thereof, except that prepayments to WCIC for purposes of making an optional deposit into the Bond Fund for the redemption of Bonds shall be applied to the principal corresponding to the Bonds to be redeemed or purchased, delivered and cancelled from the proceeds of such optional deposit; and

(iii)          the investment income accruing to the Bond Fund and the amount of any moneys transferred by the Trustee from any other fund held under the Indenture and deposited in the Bond Fund as interest or principal shall be credited against the obligation of Valent to pay Basic Rent, as the same become due.

Section 4.2.           Additional Rent.  Valent shall pay to WCIC as Additional Rent, within thirty (30) days after receiving an itemized invoice from WCIC therefor, in the following amounts:

(a)           all reasonable fees, charges, costs and expenses, including reasonable agent and counsel fees, costs and expenses, of the City, the Trustee, the Paying Agent and rebate analysts incurred under or arising from the Indenture, the Lease, the Performance Agreement or the Tax Compliance Agreement (as defined in the Indenture), including but not limited to claims by contractors or subcontractors, as and when the same become due;

(b)           all reasonable costs incident to the issuance of the Bonds and the payment of the principal of and interest on the Bonds as the same become due and payable, including all costs and expenses in connection with the call, redemption and payment of all outstanding Bonds;

(c)           all reasonable fees, charges, costs and expenses incurred in connection with the enforcement of any rights under the Lease, the Indenture or the Performance Agreement by the City, the Trustee or the Bondowners, including counsel fees, costs and expenses;

(d)           an amount sufficient to reimburse WCIC for extraordinary expenses reasonably incurred by WCIC under the Lease in connection with the performance of its obligations under the Lease, the Performance Agreement, the Tax Compliance Agreement or the Indenture;

(e)           all rebate payments required under Section 148(f) of the Internal Revenue Code, to the extent such amounts are not available to the Trustee in the Rebate Fund held under the Indenture; and

(f)           all other reasonable payments of whatever nature which Valent has agreed in writing to pay or assume under the provisions of this Sublease or the Performance Agreement.

Additionally, any costs paid by Valent at the Bond closing shall not be included as Additional Rent under the provisions of this Subease.

Section 4.3.           Obligations of Valent Absolute and Unconditional.

(a)           The obligations of Valent under this Sublease to make payments of Basic Rent and Additional Rent on or before the date the same become due, and to perform all of its other obligations, covenants and agreements hereunder shall be absolute and unconditional, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Project has been started or completed, and notwithstanding any damage to, loss, theft or destruction of, the Project or any part thereof, any failure of consideration or frustration of commercial purpose, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Project, legal curtailment of Valent’s use thereof, the eviction or constructive eviction of Valent, any change in the tax or other laws of the United States of America, the State of Missouri or any political subdivision thereof, any change in WCIC’s legal organization or status, or any default of WCIC hereunder, and regardless of the invalidity of any action of WCIC.

(b)           Nothing in this Sublease shall be construed to release WCIC from the performance of any agreement on its part herein contained or as a waiver by Valent of any rights or claims Valent may have against WCIC under this Sublease or otherwise, but any recovery upon such rights and claims shall be had from WCIC separately, it being the intent of this Sublease that Valent shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Sublease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of WCIC.  Valent may, however, at its own cost and expense and in its own name or in the name of WCIC, prosecute or defend any action or proceeding or take any other action involving third Persons which Valent deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event WCIC hereby agrees to cooperate fully with Valent and to take all action necessary to effect the substitution of Valent for WCIC in any such action or proceeding if Valent shall so request.

(c)           WCIC shall construct and equip the Project as set forth in Section 4.2 of the Lease. Notwithstanding any provision contained in this Sublease to the contrary, during the construction of the Project Improvements (the “Construction Period”), Valent shall not be obligated to pay more than eighty-five percent (85%) of Building Costs (defined below) until such time as WCIC has complied with its obligation to construct and equip the Project.  This percentage calculation is defined as (i) the numerator being equal to the present value sum (discounted at the same rate used by Valent for purposes of lease accounting classification for financial reporting under US generally accepted accounting principles) of all payments due by Valent under this Sublease, including but not limited to Basic Rent and Additional Rent paid and scheduled to be paid through the end of the Construction Period and (ii) the denominator being equal to the Building Costs.  Building Costs are defined as all costs, through the date of the calculation, associated with acquiring, developing and installing Project Improvements on the Project Site for purposes of the Lease and this Sublease, including "soft costs" paid by WCIC or on behalf of WCIC but excluding the payment of $540,000 for the acquisition of land.   Furthermore, Valent shall not be obligated to make any payments of Basic Rent or Additional Rent, above and beyond such payments made during the Construction Period which are subject to the above mentioned eighty-five percent 85% limitation, until after the Completion Date (as defined in the Lease).

Section 4.4.           Prepayment of Basic Rent.  Valent may at any time and from time to time prepay all or any part of the Basic Rent provided for hereunder.  During such times as the amount paid to WCIC shall be sufficient to pay, at the time required, the principal of and interest on all the Bonds then remaining unpaid, Valent shall not be obligated to make payments of Basic Rent under the provisions of this Sublease.

ARTICLE V

MAINTENANCE, TAXES AND UTILITIES

Section 5.1.           Maintenance and Repairs.  Throughout the Sublease Term, Valent shall, at its own expense, keep the Project in reasonably safe operating condition and keep the Project in good repair, reasonable wear, tear, depreciation and obsolescence excepted, making from time to time all repairs thereto and renewals and replacements thereof it determines to be necessary.  Without limiting the generality of the foregoing, Valent shall at all times remain in compliance with all provisions of the City’s code relating to maintenance and appearance.

Section 5.2.           Taxes, Assessments and Other Governmental Charges.

(a)           Subject to subsection (b) of this Section, Valent shall promptly pay and discharge, as the same become due, all taxes and assessments, general and special, and other governmental charges of any kind whatsoever that may be lawfully taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the Project, or any part thereof or interest therein (including the leasehold estate of Valent therein) or any buildings, improvements, machinery and equipment at any time installed thereon by Valent, or the income therefrom, including any new taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all utility charges, assessments and other general governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would impair the security of the Bonds or encumber the City’s title or WCIC’s leasehold interest to the Project; provided that with respect to any special assessments or other governmental charges that are lawfully levied and assessed which may be paid in installments, Valent shall be obligated to pay only such installments thereof as become due and payable during the Sublease Term.

(b)           Valent shall have the right, in its own name or in WCIC’s name (as tenant under the Lease), to contest the validity or amount of any tax, assessment or other governmental charge which Valent is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted at least 10 days before the tax, assessment or other governmental charge complained of becomes delinquent if and provided (1) Valent, before instituting any such contest, gives WCIC written notice of its intention to do so, (2) Valent diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (3) Valent promptly pays any final judgment enforcing the tax, assessment or other governmental charge so contested and thereafter promptly procures record release or satisfaction thereof.  WCIC agrees to cooperate fully with Valent in connection with any and all administrative or judicial proceedings related to any tax, assessment or other governmental charge.  Valent shall save and hold harmless WCIC from any costs and expenses WCIC may incur related to any of the above.

(c)           Nothing in this Sublease shall be construed to require Valent to make duplicate tax payments.

Section 5.3.           Utilities.  All utilities and utility services used by Valent in, on or about the Project shall be paid by Valent and shall be contracted by Valent in Valent’s own name, and Valent shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

Section 5.4.           Property Tax Exemption.  WCIC and Valent expect that while the Project is owned by the City and is subject to the Lease and this Sublease, the Project will be exempt from all ad valorem property taxes by reason of such ownership, and the City and WCIC agrees that they will (at the expense of Valent) cooperate with Valent to defend such exemption against all parties. WCIC and Valent further acknowledge and agree that WCIC’s obligations hereunder are contingent upon Valent making the payments and otherwise complying with the terms of the Performance Agreement during the term of this Sublease.  The terms and conditions of the Performance Agreement are incorporated herein as if fully set forth herein.

ARTICLE VI

INSURANCE

Section 6.1.           Title Commitment or Report; Due Diligence Materials.  Prior to the execution of this Sublease, Valent will purchase, from a title insurance company reasonably acceptable to WCIC, a commitment for title insurance or provide such other report in a form reasonably acceptable to WCIC showing the ownership of and encumbrances on the Project Site. Copies of such report shall be provided to WCIC.  Within 60 days after the issuance of the Bonds, Valent will, at Valent’s expense, deliver to WCIC a title insurance policy, dated the date of issuance of the Bonds, showing the ownership of and encumbrances on the Project Site. Additionally, the parties acknowledge that, prior to the execution of this Sublease, the City and WCIC have granted to Valent, and Valent has exercised, the rights to review title in connection with, and perform physical inspection of, the Project Site.

Section 6.2.           Insurance.  Valent shall maintain insurance coverage with respect to the Project and Valent’s operations with respect to the Project, as follows. To the extent that Valent provides insurance coverage as required by this Sublease, the City agrees that WCIC shall be relieved of its obligations under the Lease to provide the same insurance coverage.

(a)           Casualty Insurance.

(i)            Valent shall at its sole cost and expense obtain and shall maintain throughout the Sublease Term, a policy or policies of insurance to keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the extended coverage insurance endorsement then in use in the State of Missouri in an amount equal to the Full Insurable Value thereof (subject to reasonable loss deductible provisions).  The insurance required pursuant to this Section shall be maintained with a generally recognized responsible insurance company or companies authorized to do business in the State of Missouri or generally recognized international insurers or reinsurers with an A.M. Best rating of “A-” or the equivalent thereof as may be selected by Valent.  Valent shall deliver certificates of insurance for such policies to WCIC on the date of execution of this Sublease and not less than 30 days before the expiration date of each insurance policy.  All such policies of insurance pursuant to this Section, and all renewals thereof, shall name the City, WCIC and Valent as insureds, as their respective interests may appear, shall name the Trustee as loss payee and shall contain a provision that such insurance may not be cancelled by the issuer thereof without at least 10 days’ advance written notice to the City, WCIC, Valent and the Trustee.

(ii)           In the event of loss or damage to the Project, the Net Proceeds of casualty insurance carried pursuant to this Section shall be (1) paid over to the Trustee and shall be applied as provided in Article VIII of this Sublease, or (2) applied as directed by, or on behalf of, the Owners of 100% in principal amount of the Bonds outstanding.

(b)           Public Liability Insurance.

(1)           Valent shall at its sole cost and expense maintain or cause to be maintained at all times during the Sublease Term commercial general liability and automobile liability insurance, under which the City, the Trustee, and WCIC shall be named as additional insureds, properly protecting and indemnifying the City, the Trustee and WCIC, in an amount not less than the limits of liability set by Section 537.610 of the Revised Statutes of Missouri, as amended (subject to reasonable loss deductible clauses not to exceed the amounts normally or generally carried by Valent).  The policies of said insurance shall contain a provision that such insurance may not be canceled by the issuer thereof without at least 10 days’ advance written notice to the City, WCIC, and the Trustee.  Certificates of such policies shall be furnished to the City, the Trustee and WCIC on the date of execution of this Sublease and not less than 30 days before the expiration date of each insurance policy.

(2)           In the event of a general or automobile liability occurrence, the Net Proceeds of liability insurance carried pursuant to this Section shall be applied toward the extinguishment or satisfaction of the liability with respect to which such proceeds have been paid.

Section 6.3.           Blanket Insurance Policies; Self Insurance.  Valent may satisfy any of the insurance requirements set forth in this Article by using blanket policies of insurance, provided each and all of the requirements and specifications of this Article respecting insurance are complied with. Valent may satisfy any of the insurance requirements set forth in this Article using self-insurance or insurance through a subsidiary or affiliate; so long as (a) the insurance is underwritten by a subsidiary or other affiliate of Valent with a separate net worth of at least $150,000,000, or (b) Valent funds such self insurance by appropriate reserves in the amounts recommended by independent actuarial reports obtained not less than every three (3) years for the term of this Sublease.  Valent shall provide to WCIC copies of financial statements or similar evidence of net worth of such affiliate on the date hereof and every three (3) years, or, in the case of actuarial reports, on the date of delivery of this Sublease and, thereafter, not less than 30 days after receipt of such reports.

Section 6.4.          Worker’s Compensation.  Valent agrees throughout the Sublease Term to maintain or cause to be maintained the Worker’s Compensation coverage required by the laws of the State of Missouri.

Section 6.5.           Failure to Insure.  Unless Valent provides evidence of the insurance coverage required under this Article VI, WCIC may (but shall not be obligated to) purchase insurance at Valent’s expense to protect the interests of the City, the Trustee, WCIC and the Owners in the Project. This insurance may, but need not, protect Valent’s interests.  The coverage that WCIC purchases may not pay any claim that Valent makes or any claim that is made against Valent in connection with the Project.  Valent may later cancel any insurance purchased by WCIC, but only after providing evidence to WCIC that Valent has obtained insurance as required in this Article VI.  If WCIC purchases insurance for the Project, Valent will be responsible for the costs of that insurance together with interest equal to the lesser of (a) 10% per annum or (b) the highest rate permitted by law.  The costs of the insurance that WCIC obtains may be more than the cost of insurance Valent may be able to obtain on its own.

ARTICLE VII

ALTERATION OF THE PROJECT

Section 7.1.           Additions, Modifications and Improvements to the Project.

(a)           Valent may, at its sole cost and expense, make such additions, modifications and improvements in and to any part of the Project as Valent from time to time may deem necessary or desirable for its business purposes.  All additions, modifications and improvements made by Valent pursuant to this Section shall (1) be made in a good and workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (2) when commenced, be prosecuted to completion with due diligence, and (3) when completed, be deemed a part of the Project; provided, however, that additions of machinery and equipment installed in the Project by Valent not purchased or acquired from the proceeds of the Bonds or subsequent issuances of bonds and deposited with the Trustee hereunder shall remain the property of Valent and may be removed by Valent, and are not part of the Project; provided that Valent shall pay all the costs and expenses of any such removal and shall promptly repair at its expense all damage to the Project caused thereby.  Prior to Valent making improvements which are to become part of the Project, the City, WCIC and Valent shall agree upon whether any grant payments are to be paid with respect thereto and other matters related to the improvements to the Project and amend the Performance Agreement, if necessary, regardless of the improvements being made pursuant to this Section 7.1 or pursuant to Section 7.3.

(b)           Notwithstanding anything herein to the contrary, any repairs and maintenance pursuant to the provisions of Article VIII shall be deemed to be part of the Project regardless of whether the same is paid for from the proceeds of the Bonds or subsequent issuances of bonds deposited with the Trustee.

Section 7.2.           Additional Improvements on the Project Site.  Valent may, at its sole cost and expense, construct on portions of the Project Site not theretofore occupied by buildings or improvements such additional buildings and improvements as Valent from time to time may deem necessary or desirable for its business purposes.  All additional buildings and improvements constructed on the Project Site by Valent and not paid from proceeds of the Bonds or proceeds from subsequent issuance of bonds, pursuant to the authority of this Section shall not be included as Project Improvements and, during the life of this Sublease, shall remain the property of Valent and may be added to, altered or razed and removed by Valent at any time.  All additional buildings and improvements shall be made in a good and workmanlike manner and in strict compliance with all material laws and ordinances applicable thereto and when commenced shall be prosecuted to completion with due diligence.  Valent covenants and agrees (a) to make any repairs and restorations required to be made to the Project because of the construction of, addition to, alteration or removal of said additional buildings or improvements, and (b) to promptly and with due diligence either raze and remove or repair, replace or restore any of said additional buildings and improvements as may from time to time be damaged by fire or other casualty.  Valent shall pay all ad valorem taxes and assessments payable with respect to such additional buildings and improvements which remain the property of Valent. If for any reason the County Assessor determines that such additional buildings and improvements are not subject to ad valorem taxes, Valent shall make payments in lieu of taxes in an amount equal to the taxes that would otherwise be due under this Section.

Section 7.3.           Permits and Authorizations.  Valent shall not do or permit others under its control to do any work on the Project related to any repair, rebuilding, restoration, replacement, modification or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have been first procured.  The City agrees to act promptly on all requests for such municipal permits and authorizations. All such work shall be done in a good and workmanlike manner and in strict compliance with all applicable material building and zoning laws and governmental regulations and requirements, and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of Article VI.

Section 7.4.           Mechanics’ Liens.

(a)           Valent will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Project, except Permitted Encumbrances, and Valent shall promptly notify City and WCIC of the imposition of such lien of which Valent is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such lien.  Whenever and as often as any mechanics’ or other similar lien is filed against the Project, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in or about the Project, Valent shall discharge the same of record.  Notice is hereby given that City or WCIC shall not be liable for any labor or materials furnished Valent or anyone claiming by, through or under Valent upon credit, and that no mechanics’ or other similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of the City in and to the Project or any part thereof.

(b)           Notwithstanding paragraph (a) above, Valent may contest any such mechanics’ or other similar lien if Valent (1) within 60 days after Valent becomes aware of any such lien notifies City and WCIC in writing of its intention to do so, (2) diligently prosecutes such contest, (3) at all times effectively stays or prevents any official or judicial sale of the Project, or any part thereof or interest therein, under execution or otherwise, (4) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and (5) thereafter promptly procures record release or satisfaction thereof.  Valent may permit the lien so contested to remain unpaid during the period of such contest and any appeal therefrom unless Valent is notified by the City or WCIC that, in the opinion of counsel, by nonpayment of any such items, the interest of the City in the Project will be subject to loss or forfeiture.  In that event, Valent shall promptly, at its own expense, take such action as may be reasonably necessary to duly discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim if the same shall arise at any time.  Valent shall save and hold harmless the City and WCIC from any loss, costs or expenses the City or WCIC may incur related to any such contest.  Valent shall reimburse the City and/or WCIC for any expenses incurred by them in connection with the imposition of any such lien or in order to discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim. The City and WCIC shall cooperate fully with Valent in any such contest

ARTICLE VIII

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 8.1.           Damage or Destruction.

(a)           Notwithstanding the provisions of Section 7.1, if any portion of the Project is damaged or destroyed by fire or any other casualty, whether or not covered by insurance, Valent, as promptly as practicable, shall either (1) make the determination described in subsection (f) below, or (2) repair, restore or replace the same so that upon completion of such repairs, restoration or replacement such portion of the Project is of a value not less than the value thereof immediately prior to the occurrence of such damage or destruction.

If Valent elects to repair, restore or replace the Project, any reference to the words “Project” shall be deemed to include any such new machinery, equipment and fixtures.

Unless Valent makes the determination described in subsection (f) below, the Net Proceeds of casualty insurance required by Article VI hereof received with respect to such damage or loss to the Project shall be used to pay the cost of repairing, restoring or replacing the Project or any part thereof.  Insurance monies in an amount less than $1,000,000 may be paid to or retained by Valent to be held in trust and used as provided herein.  Insurance monies in any amount of $1,000,000 or more shall be (1) paid to WCIC, which will in turn pay such funds to the Trustee for deposit in the Project Fund, or (2) applied as directed by, or on behalf of, the Owners of 100% in principal amount of the Bonds outstanding.  If Valent makes the determination described in subsection (f) below, the Net Proceeds shall be paid to WCIC and deposited with the Trustee and used to redeem Bonds as provided in subsection (f).

(b)           If any of the insurance monies paid by the insurance company as hereinabove provided remain after the completion of such repairs, restoration or replacement, and this Sublease has not been terminated, the excess shall be paid to WCIC and deposited in the Bond Fund, subject to the rights of the secured party under the Leasehold Mortgage and any other Financing Party.  Completion of such repairs, restoration or replacement shall be evidenced to WCIC by a certificate signed by the Authorized Company Representative stating (1) that the purchase and installation of the Project has been completed and the date thereof, and (2) that all costs and expenses of the purchasing and installing the Project have been incurred.  If the Net Proceeds are insufficient to pay the entire cost of such repairs, restoration or replacement, Valent shall pay the deficiency, unless Valent makes the determination described in subsection (f) below.

(c)           Except as otherwise provided in this Sublease, in the event of any such damage by fire or any other casualty, the provisions of this Sublease shall be unaffected and Valent shall remain and continue liable for the payment of all Basic Rent and Additional Rent and all other charges required hereunder to be paid by Valent, as though no damage by fire or any other casualty has occurred.

(d)           WCIC and Valent agree that they will cooperate with each other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.

(e)           Valent agrees to give prompt written notice to WCIC with respect to all fires and any other casualties occurring in, on, at or about the Project Site.

(f)            If Valent determines that repairing, replacing or restoring the Project is not practicable or desirable, any Net Proceeds of casualty insurance required by Article VI hereof received with respect to such damage or loss shall, after payment of all Additional Rent then due and payable, be paid to WCIC, which will pay such funds into the Bond Fund and the same shall be used to redeem Bonds on the earliest practicable redemption date or to pay the principal of any Bonds as the same become due, all subject to rights of the secured party under the Leasehold Mortgage and any other Financing Party under any Financing Documents (if any).  Valent agrees to be reasonable in exercising its judgment pursuant to this subsection (f).

(g)           Valent shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed or is being repaired, replaced or restored, nor by reason of the payment of the costs of such repairing, restoring or replacing, be entitled to any reimbursement from the City, the Trustee or the Owners or to any abatement or diminution of the rentals payable by Valent under this Sublease or of any other obligations of Valent under this Sublease except as expressly provided in this Section.

Section 8.2.           Bondowner Approval.  Notwithstanding anything to the contrary contained in this Article VIII, the proceeds of any insurance received subsequent to a casualty may prior to the application thereof by the City, the Trustee or WCIC be applied as directed in writing by the Owners of 100% of the principal amount of Bonds outstanding, subject and subordinate to (a) the rights of the City, the Trustee and WCIC to be paid all their expenses (including attorneys’ fees, trustee’s fees and any extraordinary expenses of the City and the Trustee) incurred in the collection of such gross proceeds and (b) the rights of the City to any amounts then due and payable under the Performance Agreement.

ARTICLE IX

SPECIAL COVENANTS

Section 9.1.           Surrender of Possession.  Upon accrual of WCIC’s right of re-entry to the extent provided in Section 11.2(b), Valent shall peacefully surrender possession of the Project to WCIC in good condition and repair; provided, however, Valent shall have the right within 90 days (or such later date as WCIC may agree to) after the termination of this Sublease to remove from the Project Site any buildings, improvements, furniture, trade fixtures, machinery and equipment owned by Valent and not constituting part of the Project.  All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of Valent, and during said 90-day (or extended) period Valent shall bear the sole responsibility for and bear the sole risk of loss for said buildings, improvements, furniture, trade fixtures, machinery and equipment owned by Valent and not constituting part of the Project.  All buildings, improvements, furniture, trade fixtures, machinery and equipment owned by Valent and which are not so removed from the Project before the expiration of said period shall be the separate and absolute property of WCIC.

Section 9.2.           Right of Access to the Project.  The City and WCIC may conduct such periodic inspections of the Project as may be generally provided in the City’s municipal code.  In addition, Valent agrees that WCIC and its duly authorized agents may, at reasonable times during normal business hours and, except in the event of emergencies, upon not less than ten Business Day’s prior written notice and subject to Valent’s usual business propriety, safety and security requirements, enter upon the Project Site (a) to examine and inspect the Project without interference or prejudice to Valent’s operations, (b) to monitor the acquisition, construction and installation provided for in Section 4.2 of the Lease, as may be reasonably necessary, (c) to examine all files, records, books and other materials in Valent’s possession pertaining to the acquisition, installation or maintenance of the Project, and (d) upon either (A) the occurrence and continuance of an Event of Default or (B) Valent’s failure to purchase the Project at the end of the Sublease Term, to exhibit the Project to prospective purchasers, lessees or trustees.

Section 9.3.           Granting of Easements; Leasehold Mortgages and Financing Arrangements.

(a)           Subject to Sections 9.3(c) and (d), if no Event of Default under this Sublease has happened and is continuing, Valent may at any time or times, but only with the prior written consent of the City and WCIC, (1) grant subleases (as permitted in Section 12.1(b)), easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements that are for the direct use of the Project, or part thereof, by the grantee, (2) release or terminate existing subleases, easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as Valent shall determine, or (3) incur Permitted Encumbrances.  Valent may take such actions and may execute any applicable documents in Valent’s own name. No separate signature of or authorization shall be required for the execution and delivery of any such document, although the City agrees to execute and deliver such confirming documents as are described below, under the procedures described below, if Valent chooses to make such a request.  All third parties entering into agreements with Valent or receiving delivery of or the benefit of such agreements or documents shall be entitled to rely upon the same as having been executed and delivered by the City, unless such third party has actual or constructive notice, expressly in writing, that the agency herein granted to Valent has been terminated by the City and WCIC because of an uncured Event of Default hereunder.  The City agrees that it will execute and deliver and will cause and direct the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant, release or terminate any such sublease, easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the City and the Trustee of:  (1) a copy of the instrument of grant, release or termination or of the agreement or other arrangement, (2) a written application signed by an Authorized Company Representative requesting such instrument, and (3) a certificate executed by an Authorized Company Representative stating that such grant or release is not detrimental to the proper conduct of the business of Valent, will not impair the effective use or interfere with the efficient and economical operation of the Project, will not materially adversely affect the security intended to be given by or under the Indenture and will be a Permitted Encumbrance.  If no Event of Default has happened and is continuing beyond any applicable grace period, any payments or other consideration received by Valent for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of Valent; but, subject to Sections 9.3(c) and (d), upon (1) termination of this Sublease for any reason other than the redemption of the Bonds and/or the purchase of the Project by Valent or (2) the occurrence and continuance of an Event of Default by Valent, all rights then existing of Valent with respect to or under such grant shall inure to the benefit of and be exercisable by the City and the Trustee.

(b)           Valent may mortgage the leasehold estate created by this Sublease, with prior notice to but without the consent of the City and WCIC, provided and upon condition that a duplicate original or certified copy or photostatic of each such mortgage, and the note or other obligation secured thereby, is delivered to the City and WCIC within thirty (30) days after the execution thereof.

(c)           WCIC acknowledges and agrees that Valent may finance and refinance its rights and interests in the Project, this Sublease and the leasehold estate created hereby and, in connection therewith, Valent may execute Financing Documents with one or more Financing Parties.  Notwithstanding anything contained to the contrary in this Sublease, Valent may, at any time and from time to time, with prior notice to but without the consent of the City and WCIC (1) execute one or more Financing Documents upon the terms contained in this Section 9.3 and (2) sublease or assign this Sublease, the leasehold estate, any sublease and rights in connection therewith, and/or grant liens or security interests therein, to any Financing Party.  Any further sublease or assignment by any Financing Party shall be subject to the provisions of Section 12.1(c).

(d)           Upon notice by Valent to the City and WCIC in writing that it has executed one or more Financing Documents under which it has granted rights in this Sublease to a Financing Party, which includes the name and address of such Financing Party, then the following provisions shall apply in respect of each such Financing Party:

(1)           there shall be no merger of this Sublease or of the leasehold estate created hereby with the fee title to the Project, notwithstanding that this Sublease or said leasehold estate and said fee title shall be owned by the same Person or Persons, without the prior written consent of such Financing Party;

(2)           the Trustee, on behalf of the City and WCIC, shall serve upon each such Financing Party (at the address, if any, provided to the City and WCIC) a copy of each notice of the occurrence of an Event of Default and each notice of termination given to Valent under this Sublease, at the same time as such notice is served upon Valent.  No such notice to Valent shall be effective unless a copy thereof is thus served upon each Financing Party;

(3)           each Financing Party shall have the same period of time which Valent has, after the service of any required notice upon it, within which to remedy or cause to be remedied any payment default under this Sublease which is the basis of the notice plus thirty (30) days, and the City and WCIC shall accept performance by such Financing Party as timely performance by Valent;

(4)           the City and WCIC may exercise any of their rights or remedies with respect to any other Event of Default by Valent, subject to the rights of the Financing Parties under this Section 9.3(d) as to such other events of default;

(5)           upon the occurrence and continuance of an Event of Default by Valent under this Sublease, other than a default in the payment of money, WCIC shall take no action to effect a termination of this Sublease by service of a notice or otherwise, without first giving notice thereof to each such Financing Party and permitting such Financing Party (or its designee, nominee, assignee or transferee) a reasonable time within which to remedy such default in the case of an Event of Default which is susceptible of being cured (provided that the period to remedy such event of default shall continue beyond any period set forth in the Sublease to effect said cure so long as the Financing Party (or its designee, nominee, assignee or transferee) is diligently prosecuting such cure); provided that the Financing Party (or its designee, nominee, assignee or transferee) shall pay or cause to be paid to the City, the Trustee and WCIC all expenses, including reasonable counsel fees, court costs and disbursements incurred by the City, the Trustee and WCIC in connection with any such default; and

(6)           the Financing Parties (and their designees, nominees, assignees or transferees) shall have the right to enter, possess and use the Project at such reasonable times and manner as are necessary or desirable to effectuate the remedies and enforce their respective rights under the Financing Documents.

(e)           In connection with the execution of one or more Financing Documents, upon the request of Valent, the City and WCIC agree to execute such documents as shall be reasonably requested by a Financing Party and which are usual and customary in connection with the closing of the financing or refinancing pursuant to the Financing Documents.  Valent agrees to reimburse the City and WCIC for any and all costs and expenses incurred by the City and WCIC pursuant to this Section, including reasonable attorneys’ fees, costs and expenses, in complying with such request.

(f)            Valent’s obligations under any mortgage or Financing Document relating to the Project shall be subordinate to Valent’s obligations under this Sublease.

Section 9.4.           Indemnification of City and Trustee.  Valent shall indemnify and save and hold harmless the City, the Trustee and their governing body members, officers, agents, attorneys, servants and employees from and against all claims, demands, costs, liabilities, damages or expenses, including attorneys’ fees, costs and expenses, by or on behalf of any Person arising from any work or thing done in or on the Project during the Sublease Term, and against and from all claims, demands, costs, liabilities, damages or expenses, including attorneys’ fees, costs and expenses, arising during the Sublease Term from (1) any condition of the Project caused by Valent, (2) any breach or default on the part of Valent in the performance of any of its obligations under this Sublease, the Performance Agreement or any related document, (3) any contract entered into in connection with the acquisition, purchase, construction, extension or improvement of the Project, (4) any act of negligence of Valent or of any of its agents, contractors, servants, employees or licensees, (5) unless Valent has been released from liability pursuant to Section 12.1(c), any act of negligence of any assignee or sublessee of Valent, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of Valent, (6) obtaining any applicable state and local sales and use tax exemptions for materials or goods that become part of the Project, and (7) any violation of Section 107.170 of the Revised Statutes of Missouri, as amended; provided, however, the indemnification contained in this Section 9.4 shall not extend to the City or Trustee to the extent that such claims, demands, costs, liabilities, damages or expenses, including attorneys’ fees, costs and expenses, are (A) the result of work being performed at the Project by employees of the City, or (B) the result of gross negligence or willful misconduct by the City or the Trustee.  Upon written notice from the City or the Trustee of any such claim or demand, Valent shall defend them or either of them in any such action or proceeding; provided, that the City shall cooperate with Valent and provide reasonable assistance in such defense.  All costs related to such defense of the City or the Trustee shall be paid by Valent.  This Section 9.4 shall survive any termination of this Sublease, the Performance Agreement, the satisfaction and discharge of the Indenture or the resignation or removal of the Trustee.

Section 9.5.           Depreciation, Investment Tax Credit and Other Tax Benefits.  The City and WCIC agree that any depreciation, investment tax credit or any other tax benefits with respect to the Project or any part thereof shall be made available to Valent, and the City and WCIC will fully cooperate with Valent in any effort by Valent to avail itself of any such depreciation, investment tax credit or other tax benefits.

Section 9.6.           Valent to Maintain its Existence. Valent agrees that until the Bonds are paid or payment is provided for in accordance with the terms of the Indenture, it will maintain its existence, and will not dissolve or otherwise dispose of all or substantially all of its assets; provided, however, that Valent may, without violating the agreement contained in this Section, consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, or may sell or otherwise transfer to another Person all or substantially all of its assets as an entirety and thereafter dissolve, provided, the surviving, resulting or transferee Person (a) expressly assumes in writing all the obligations of Valent contained in this Sublease, and (b) the long-term-debt rating of such Person or the long term debt rating of an entity controlled by, under common control with or controlling such Person, is in any of the top three long-term-debt rating categories by any nationally recognized rating service.

Section 9.7.           Security Interests.

(a)           Valent hereby authorizes the Trustee to file all appropriate continuation statements pursuant to Section 701 of the Indenture as may be required under the Uniform Commercial Code in order to fully preserve and protect the security of the Owners of the Bonds and the rights of the Trustee under the Indenture.  At the written request of the Owners of 100% of the Bonds then Outstanding, the City, WCIC and Valent agree to enter into any other instruments necessary for perfection of and continuance of the perfection of the security interests of the City and the Trustee in the Project.  Upon the written instructions of the Owners of 100% of the Bonds then Outstanding, together with sufficient indemnity to cover the costs thereof, the Trustee shall file all instruments the Owners of the Bonds deem necessary to be filed and shall continue or cause to be continued such instruments for so long as the Bonds are Outstanding.  The City, WCIC and Valent shall cooperate with the Trustee in this regard by providing such information as the Trustee may require to file or to renew such statements.

(b)           If, at any time during the Sublease Term, Valent changes its name or takes any other action that could affect the proper location for filing of Uniform Commercial Code financing statements or continuation statements or which could render existing filings misleading or invalid, Valent shall immediately provide written notice of such change to the City, the Trustee and WCIC, and thereafter promptly deliver to the City, the Trustee or WCIC such additional information or documentation regarding such change as the City, the Trustee or WCIC may reasonably request for the purpose of amendment and/or refiling, at the expense of Valent, as may be reasonably determined to be necessary by the City, the Trustee or WCIC, and their respective attorneys.

Section 9.8.           Environmental Matters, Warranties, Covenants and Indemnities Regarding Environmental Matters.

(a)           As used in this Section, the following terms have the following meanings:

“Environmental Laws” means any now-existing or hereafter enacted or promulgated federal, state, local, or other law, statute, ordinance, rule, regulation or court order pertaining to (1) environmental protection, regulation, contamination or clean-up, (2) toxic waste, (3) underground storage tanks, (4) asbestos or asbestos-containing materials, or (5) the handling, treatment, storage, use or disposal of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, all as amended from time to time.

“Hazardous Substances” means all (1) “hazardous substances” (as defined in 42 U.S.C. §9601(14)), (2) “chemicals” subject to regulation under Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time (3) natural gas liquids, liquefied natural gas or synthetic gas, (4) any petroleum, petroleum-based products or crude oil, or (5) any other hazardous or toxic substances, wastes or materials, pollutants, contaminants or any other substances or materials which are included under or regulated by any Environmental Law.

(b)           The Redevelopment Corporation, and WCIC each warrants and represents to Valent that to the actual knowledge of such parties, (i) there are no conditions on the Project Site which materially violate any applicable Environmental Laws, (ii) there are no Hazardous Substances located on the Project Site, and (iii) no claims or demands have been asserted or made in writing by any third parties arising out of, relating to or in connection with any Environmental Laws or Hazardous Substances on, or allegedly on, the Project Site for any injuries suffered or incurred, or allegedly suffered or incurred, by reason of the foregoing.

(c)           The Redevelopment Corporation, WCIC and Valent will promptly provide each other party with copies of any notifications of releases of Hazardous Substances or of any environmental hazards or potential hazards in material violation of Environmental Laws which are given by or on behalf of such party to any Federal, state or local or other agencies or authorities or which are received by such party from any Federal, state or local or other agencies or authorities with respect to the Project Site.  Such copies shall be sent to the other parties concurrently with their being mailed or delivered to the governmental agencies or authorities or within ten days after they are received by the receiving party.  Valent will provide to the City, WCIC and the Redevelopment Corporation for review only, any environmental assessment (“Assessments”) and reports regarding the correction or remediation of material environmental issues required to by Environmental Laws to be addressed in the Assessment (“Reports”) concerning the Project Site and the Project Improvements; upon the completion of the City’s and WCIC’s review of the Assessments and the Reports, the City and WCIC shall immediately return to Valent all originals and copies of the Assessments and Reports. The City and WCIC acknowledge that the prior to the execution of this Sublease, the City and WCIC each permitted Valent to enter upon the Project Site for purposes of performing an Assessment.

(d)           Valent will use its best efforts to comply with and operate and at all times use, keep and maintain the Project and every part thereof (whether or not such property constitutes a facility, as defined in 42 U.S.C. § 9601 et. seq.) in material conformance with all applicable Environmental Laws.  Without limiting the generality of the foregoing, Valent will not use, generate, treat, store, dispose of or otherwise introduce any Hazardous Substance into or on the Project or any part thereof nor cause, suffer, allow or permit anyone else to do so except in the ordinary course of the operation of Valent’s business and in material compliance with all applicable Environmental Laws.

(e)           Valent agrees to indemnify, protect and hold harmless WCIC and its directors, officers, shareholders, officials or employees from and against any and all claims, demands, costs, liabilities, damages or expenses, including reasonable attorneys’ fees, arising from (1) any release or alleged release (as defined in 42 U.S.C. § 9601 (22)) of any Hazardous Substances, upon the Project or respecting any products or materials located upon the Project during the Sublease Term, regardless of whether such release or alleged release occurs as a result of any act, omission, negligence or misconduct of Valent or any third party or otherwise (except to the extent such release occurs as a result of any act or omission of the City or WCIC), (2) (A) any violation arising during the Sublease Term (actual or alleged) of, or any other liability under or in connection with, any applicable Environmental Laws relating to or affecting the Project during the Sublease Term, or (B) any violation arising during the Sublease Term, or any other liability, under or in connection with, any applicable Environmental Laws relating to any products or materials located upon the Project during the Sublease Term, regardless of whether such violation or alleged violation or other liability occurs or arises, as the result of any act, omission, negligence or misconduct of Valent or any third party or otherwise (except to the extent such release occurs as a result of any act or omission of the City or WCIC), (3) any assertion by any third party of any claims or demands for any loss or injury arising out of, relating to or in connection with any Hazardous Substances on or allegedly on the Project Site during the Sublease Term, or (4) any material breach, falsity or failure of any of the representations, warranties, covenants and agreements contained in this Section; provided, however, that Valent’s obligations under this Section 9.8(e) shall not apply to the extent such claims, demands, costs, liabilities, damages or expenses, including attorneys’ fees and expenses, are the result of (A) work being performed at the Project by employees of the City or WCIC, (B) gross negligence or willful misconduct by the City, the Trustee or WCIC, or (C) breach of this Sublease, the Performance Agreement, or the Bond Purchase Agreement by the City or WCIC.  The City and WCIC shall cooperate with Valent in the defense of any matters included within the foregoing indemnity without any obligation to expend money. This subsection (e) shall survive any termination of this Sublease, the Performance Agreement, the satisfaction and discharge of the Indenture or the resignation or removal of the Trustee.

Section 9.9.           Tax Covenants.  Valent represents, warrants and agrees that each Tax Compliance Agreement executed and delivered by Valent concurrently with the issuance and delivery of the Bonds is true, accurate and complete in all material respects as of the date on which executed and delivered.  Valent shall comply with each Tax Compliance Agreement and Valent covenants and agrees that it will not take any action or permit any action to be taken that would adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds and will take whatever action, or refrain from whatever action, necessary to comply with the requirements of the Internal Revenue Code to maintain the exclusion from gross income for federal income tax purposes of the interest on the Bonds, and Valent will pay or provide for payment to the United States Government, all rebate payments required under Section 148(f) of the Internal Revenue Code and each Tax Compliance Agreement.  This covenant shall survive payment in full or defeasance of the Bonds.

ARTICLE X

OPTION TO PURCHASE THE PROJECT

Section 10.1.         Option to Purchase the Project.  It is acknowledged that WCIC, pursuant to the Lease, has an option to purchase the Project at any time. By execution of this Sublease, WCIC hereby assigns such right (and the City consents to such assignment by its execution hereof) to Valent.

Valent shall have, and is hereby granted, the option to purchase all or any portion of the Project at any time, upon payment in full or redemption of the outstanding Bonds to be redeemed or provision for their payment or redemption having been made pursuant to Article X of the Indenture.  To exercise such option, Valent shall give written notice to the City, the Trustee and WCIC, and shall specify therein the date of closing of such purchase, which date shall be not less than 15 nor more than 90 days from the date such notice is mailed, and, in case of a redemption of the Bonds in accordance with the provisions of the Indenture, Valent shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.  Notwithstanding the foregoing, if WCIC provides notice of its intent to exercise its remedies hereunder upon an Event of Default (a “Remedies Notice”), Valent shall be deemed to have exercised its repurchase option under this Section on the 29th day following the issuance of the Remedies Notice without any further action by Valent; provided said Remedies Notice has not been rescinded by such date (such option to take place on the 29th day following the issuance of the Remedies Notice).  Valent may rescind such exercise by providing written notice to WCIC on or before the 29th day and by taking such action as may be required to cure the default that led to the giving of the Remedies Notice.  The purchase price payable by Valent in the event of its exercise of the option granted in this Section shall be the sum of the following:

(a)           an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem all or a portion of the then outstanding Bonds on the earliest redemption date next succeeding the closing date, including, without limitation, principal and interest to accrue to said redemption date and redemption expense; plus

(b)           an amount of money equal to the Trustee’s and the Paying Agent’s agreed to and reasonable fees, charges, costs and expenses under the Indenture accrued and to accrue until such redemption of the Bonds; plus

(c)           an amount of money equal to all payments due and payable pursuant to this Sublease, the Performance Agreement and the Indenture through the end of the calendar year in which the date of purchase occurs, including all fees pursuant to Section 6.4 and Section 7.2 of the Performance Agreement; plus

(d)           the sum of $10.00.

At its option, to be exercised at least 5 days before the date of closing such purchase, Valent may deliver to WCIC, for delivery to the Trustee, for cancellation Bonds not previously paid, and Valent shall receive a credit against the purchase price payable by Valent in an amount equal to 100% of the principal amount of the Bonds so delivered for cancellation, plus the accrued interest thereon.

Section 10.2.         Conveyance of the Project.  At the closing of the purchase of the Project pursuant to this Article, the City will upon receipt of the purchase price deliver to Valent the following:

(a)            a release from the Trustee of the Project from the lien and/or security interest of the Indenture, the Lease and this Sublease, and appropriate termination of financing statements as required under the Uniform Commercial Code; and

(b)           documents, including without limitation a special warranty deed, conveying to Valent legal title to the Project, as it then exists, in recordable form, subject to the following:   (1) those liens and encumbrances, if any, to which title to the Project was subject when conveyed to the City; (2) those liens and encumbrances created by WCIC or Valent, or to the creation or suffering of which WCIC or Valent consented; (3) those liens and encumbrances resulting from the failure of WCIC or Valent to perform or observe any of the agreements on its part contained in the Lease or this Sublease; (4) Permitted Encumbrances other than the Indenture, the Lease and this Sublease; and (5) if the Project or any part thereof is being condemned, the rights and title of any condemning authority.

Section 10.3.         Relative Position of Option and Indenture.  The option to purchase the Project granted to Valent in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not Valent is in default under this Sublease, provided that such default will not result in nonfulfillment of any condition to the exercise of any such option and further provided that all options herein granted shall terminate upon the termination of this Sublease.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.1.         Events of Default.  If any one or more of the following events occurs and is continuing, it is hereby defined as and declared to be and to constitute an “Event of Default” under this Sublease:

(a)            default in the due and punctual payment of Basic Rent; or

(b)            default in the due and punctual payment of Additional Rent pursuant to Section 4.2 within 10 days after written notice thereof from WCIC to Valent; or

(c)            default in the due observance or performance of any other covenant, agreement, obligation or provision of this Sublease on Valent’s part to be observed or performed, and such default continues for 60 days after WCIC has given Valent written notice specifying such default (or such longer period as is reasonably required to cure such default; provided that (1) Valent has commenced such cure within said 60-day period, and (2) Valent diligently prosecutes such cure to completion); or

(d)           Valent (1) admits in writing its inability to pay its debts as they become due; (2) files a petition in bankruptcy or for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, as now in the future amended or any other similar present or future federal or state statute or regulation, or files a pleading asking for such relief; (3) makes an assignment for the benefit of creditors; (4) consents to the appointment of a trustee, receiver or liquidator for all or a major portion of its property or fails to have the appointment of any trustee, receiver or liquidator made without Valent’s consent or acquiescence, vacated or set aside; (5) is finally adjudicated as bankrupt or insolvent under any federal or state law; (6) is subject to any proceeding, or suffers the entry of a final and non-appealable court order, under any federal or state law appointing a trustee, receiver or liquidator for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, as now or in the future amended, which order or proceeding, if not consented to by it, is not dismissed, vacated, denied, set aside or stayed within 90 days after the day of entry or commencement; or (7) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside; or

(e)           Valent vacates, abandons, ceases operations, fails to occupy or is ejected from the Project or any material portion thereof, and the same remains uncared for or abandoned for a period of 90 days; or

(f)             an Event of Default under the Performance Agreement.

Section 11.2.         Remedies on Default.  If any Event of Default referred to in Section 11.1 has occurred and continues beyond the period provided to cure, then WCIC may at WCIC’s election (subject, however, to any restrictions against acceleration of the maturity of the Bonds in the Indenture), then or at any time thereafter, and while such default continues, take any one or more of the following actions:

(a)            cause all payments of Basic Rent payable for the remainder of the term of this Sublease to become due and payable; or

(b)           give Valent written notice of intention to terminate this Sublease on a date specified therein, which date shall not be earlier than 60 days after such notice is given, and if all defaults have not then been cured, on the date so specified, the Owners shall tender or be deemed to have tendered the outstanding principal amount of the Bonds for cancellation with instruction that such tender is in lieu of payment in accordance with Section 10.1, Valent’s rights to possession of the Project shall cease and this Sublease shall thereupon be terminated, and WCIC may re-enter and take possession of the Project; provided, however, if Valent has paid all obligations due and owing under this Sublease, Valent shall have the right to elect to purchase the Project pursuant to the option set forth in Article X above.

Section 11.3.        Performance of Valent’s Obligations by WCIC.  Upon an Event of Default, WCIC may (but shall not be obligated so to do) upon the continuance of such failure on Valent’s part for 60 days after written notice of such failure is given Valent by WCIC, and without waiving or releasing Valent from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all reasonable sums so paid by WCIC and all necessary incidental reasonable costs and expenses incurred by WCIC (including, without limitation, attorney’s fees and expenses) in performing such obligations shall be deemed Additional Rent and shall be paid to WCIC on demand, and if not so paid by Valent, WCIC shall have the same rights and remedies provided for in Section 11.2 in the case of default by Valent in the payment of Basic Rent.

Section 11.4.         Rights and Remedies Cumulative.  The rights and remedies reserved by  WCIC and Valent hereunder are in addition to those otherwise provided by law and shall be construed as cumulative and continuing rights.  No one of them shall be exhausted by the exercise thereof on one or more occasions.  WCIC and Valent shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Sublease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.  Notwithstanding anything in this Section 11.5 or elsewhere in this Sublease to the contrary, however, Valent’s option to purchase the property as provided in Article X above shall not be terminated upon an Event of Default unless and until this Sublease is terminated to the extent permitted pursuant to Section 11.2(b) above.

Section 11.5.         Waiver of Breach.  No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by Valent of any covenant, agreement or undertaking by Valent, WCIC may nevertheless accept from Valent any payment or payments hereunder without in any way waiving WCIC’s right to exercise any of its rights and remedies provided for herein with respect to any such default or defaults of Valent which were in existence at the time such payment or payments were accepted by WCIC.

Section 11.6.         Default by WCIC Under the Lease.  Notwithstanding anything in the Lease or this Sublease to the contrary, and so long as Valent is not in default under any provisions of this Sublease, WCIC and the City agree that, in the event that WCIC commits any Event of Default under the terms of the Lease, and WCIC does not timely cure such Event of Default as may be allowed pursuant to the Lease, the City shall not have the right to enforce any remedies set forth in Section 12.2 of the Lease until the City has provided Valent at least sixty (60) days to cure such Event of Default (or such longer period as is reasonably required to cure such default; provided that Valent has commenced such cure within said 60-day period and Valent diligently prosecutes such cure to completion). Additionally, in the case of such uncured Event of Default by WCIC under the provisions of the Lease (including without limitation in the event of a bankruptcy or similar filing by WCIC pursuant to Section 12.1(d) of the Lease), each of the City and WCIC agree and acknowledge that, so long as Valent is not in default under the terms of this Sublease, Valent shall have the right (but not the obligation) to assume the Lease, and all of WCIC’s rights and obligations thereunder, in which case WCIC and the City will consent to any assignment required as a result of Valent’s election to assume the Lease.

ARTICLE XII

ASSIGNMENT AND SUBLEASE

Section 12.1.         Assignment; Sublease.

(a)           Valent, with the written consent of WCIC and the City, may assign, transfer, encumber or dispose of this Sublease or any interest herein or part hereof for any lawful purpose under the Act.  Valent must obtain the City’s and WCIC’s prior written consent to any such disposition, unless such disposition is to an entity controlled by Valent, under common control with or controlling Valent, or such entity is a successor entity to Valent that is controlled by the current owners of Valent.

(b)           With respect to any assignment, Valent shall comply with the following conditions:

(i)            Valent shall notify the City, the Trustee and WCIC in writing of the assignment;

(ii)           Such assignment shall be in writing, duly executed and acknowledged by the assignor and in proper form for recording;

(iii)           Such assignment shall include the entire then unexpired term of this Sublease; and

(iv)          A duplicate original of such assignment shall be delivered to the City, the Trustee and WCIC within 10 days after the execution thereof, together with an assumption agreement, duly executed and acknowledged by the assignee and in proper form for recording, by which the assignee shall assume all of the terms, covenants and conditions of this Sublease on the part of Valent to be performed and observed.

(c)           Any assignee of all the rights of Valent shall agree to be bound by the terms of this Sublease, the Performance Agreement and any other documents related to the issuance of the Bonds.  Upon such assignment of all the rights of Valent and agreement by the assignee to be bound by the terms of this Sublease, the Performance Agreement and any other documents related to the Bonds, Valent shall be released from and have no further obligations under this Sublease, the Performance Agreement or any agreement related to the issuance of the Bonds.

Section 12.2.         Prohibition Against Mortgage of Project.  The City shall not mortgage its fee interest in the Project, but may assign its interest in and pledge any moneys receivable under the Lease to the Trustee pursuant to the Indenture as security for payment of the principal of and interest on the Bonds.  Additionally, except for the Leasehold Deed of Trust, WCIC may not mortgage its leasehold interest in the Project, except that it may assign its interest in and pledge any moneys receivable under the Sublease as security for payment of the principal and interest on the Bonds.

Section 12.3.         Restrictions on Sale or Encumbrance of Project by City.  During the Sublease Term, the City agrees that, except to secure the Bonds to be issued pursuant to the Indenture and except to enforce its rights under Section 11.2(b), it will not sell, assign, encumber, mortgage, transfer or convey the Project or any interest therein.

ARTICLE XIII

AMENDMENTS, CHANGES AND MODIFICATIONS

Section 13.1.         Amendments, Changes and Modifications.  Except as otherwise provided in this Sublease or in the Indenture, subsequent to the issuance of Bonds and before the payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Sublease may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the City, the Trustee and WCIC, given in accordance with the provisions of the Indenture, which consent, however, shall not be unreasonably withheld.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1.         Notices.  All notices, certificates or other communications required or desired to be given hereunder shall be in writing and shall be deemed duly given when (i) mailed by registered or certified mail, postage prepaid, or (ii) sent by overnight delivery or other delivery service which requires written acknowledgment of receipt by the addressee, addressed as provided in Section 1003 of the Indenture.

All notices given by certified or registered mail as aforesaid shall be deemed fully given as of the date they are so mailed; provided, however, that notice to the Trustee shall be effective only upon receipt.  A duplicate copy of each notice, certificate or other communication given hereunder by either WCIC or Valent to the other shall also be given to the Trustee and the City.  The City, WCIC, Valent and the Trustee may from time to time designate, by notice given hereunder to the others of such parties, such other address to which subsequent notices, certificates or other communications shall be sent.

The Trustee will accept and act upon instructions or directions of WCIC or Valent pursuant to this Sublease sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that WCIC and Valent, respectively, shall provide to the Trustee an incumbency certificate listing the respective Authorized WCIC Representatives and Authorized Company Representatives with the authority to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If WCIC or Valent, as the case may be, elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  WCIC and Valent, as applicable, agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The City, by its execution hereof, agrees that any and all notices to be delivered to WCIC under the terms of the Lease, including any notices of default required or given thereunder, shall be copied to Valent concurrently with the delivery of such notices to WCIC thereunder and in conformity with any notices to be given under the terms of this Sublease.

Section 14.2.         The City and WCIC Shall Not Unreasonably Withhold Consents and Approvals.  Wherever in this Sublease it is provided that the City and WCIC shall, may or must give its approval or consent, or execute supplemental agreements or schedules, the City and WCIC shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements or schedules; provided, however, that nothing in this Sublease shall be interpreted to affect the City’s and WCIC’s rights to approve or deny any additional project or matter unrelated to the Project subject to zoning, building permit or other regulatory approvals by WCIC.

Section 14.3.         Net Lease.  The parties hereto agree (a) that this Sublease shall be deemed and construed to be a net lease, (b) that the payments of Basic Rent are designed to provide WCIC funds adequate in amount to pay all principal of and interest accruing on the Bonds as the same become due and payable, (c) that to the extent that the payments of Basic Rent are not sufficient to provide WCIC with funds sufficient for the purposes aforesaid, Valent shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money, in cash, as may from time to time be required for such purposes, and (d) that if after the principal of and interest on the Bonds and all costs incident to the payment of the Bonds (including the fees and expenses of the City and the Trustee) have been paid in full, the Trustee, the City or WCIC holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, after payment therefrom of all sums then due and owing by Valent under the terms of this Sublease, and except as otherwise provided in this Sublease and the Indenture, become the absolute property of and be paid over forthwith to Valent.

Section 14.4.         Governing Law.  This Sublease shall be construed in accordance with and governed by the laws of Missouri without regard to conflicts of law principles.

Section 14.5.         Binding Effect.  This Sublease shall be binding upon and shall inure to the benefit of WCIC and Valent, and their respective successors and assigns.

Section 14.6.         Severability.  If for any reason any provision of this Sublease shall be determined to be invalid or unenforceable, the validity and enforceability of the other provisions hereof shall not be affected thereby.

Section 14.7.         Execution in Counterparts.  This Sublease may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

Section 14.8.         Electronic Storage.  The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed in their respective names by their duly authorized signatories, all as of the date first above written.

WASHINGTON CIVIC INDUSTRIAL CORP.,
a Missouri corporation

By:	/s/ Gerald J. Michels
Name:	Gerald J. Michels
Title:	Vice President

VALENT AEROSTRUCTURES, LLC,
a Delaware limited liability company

By:	/s/ Charles M. Newell
Name:	Charles M. Newell
Title:	Vice President

By:	/s/ Henry H. Newell
Name:	Henry H. Newell
Title:	Vice President

The City and the Redevelopment Corporation hereby execute this Sublease for the limited purposes set forth herein.

EXHIBIT A

PROJECT SITE

Lot 20 of Heidmann Industrial Park Plat 9, being part of Amended Lot 18 now Lot 20 of Heidmann Industrial Park Plat 7, part of the Northeast 1/4 of Section 18, Township 44 North, Range 1 West of the 5th P.M., per plat filed as Reference No. 1013009, City of Washington, Franklin County, Missouri.

A-1

EXHIBIT B

PROJECT IMPROVEMENTS

The Project Improvements consist of all improvements made to the Project Site, including equipment and fixtures relating thereto, and paid for with Bond proceeds.

B-1

(The above space is reserved for Recorder’s Certification.)

TITLE OF DOCUMENT:	MEMORANDUM OF SUBLEASE AGREEMENT

DATE OF DOCUMENT:	September 3, 2010

GRANTOR:	WASHINGTON CIVIC INDUSTRIAL CORP.

GRANTOR’S MAILING ADDRESS:	c/o Politte & Thayer 315 W. Main Street Washington, Missouri 63090

GRANTEE:	VALENT AEROSTRUCTURES LLC

GRANTEE’S MAILING ADDRESS:	911 Main Street, Suite 2100 Kansas City, Missouri 64105

RETURN DOCUMENTS TO:	Jim Caldwell, Esq. Gilmore & Bell, P.C. 2405 Grand Boulevard, Suite 1100 Kansas City, Missouri 64108

LEGAL DESCRIPTION:	See Exhibit A

MEMORANDUM OF SUBLEASE AGREEMENT

THIS MEMORANDUM OF SUBLEASE AGREEMENT, gives notice of, ratifies and confirms the Sublease Agreement dated September 3, 2010 (the “Sublease”), between the WASHINGTON CIVIC INDUSTRIAL CORP., a Missouri corporation (“WCIC”), as lessor and grantor, and VALENT AEROSTRUCTURES, a Delaware limited liability company (“Company”), as lessee;

RECITALS:

1.             The City of Washington, Missouri (the “City”) is authorized and empowered pursuant to the provisions of Article VI, Section 27(b) of the Missouri Constitution and Sections 100.010 through 100.200, inclusive, of the Revised Statutes of Missouri, as amended (collectively, the “Act”), to purchase, construct, extend and improve certain projects (as defined in the Act) and to issue industrial development revenue bonds for the purpose of providing funds to pay the costs of such projects and to lease or otherwise dispose of such projects to private persons or corporations for manufacturing, commercial, warehousing and industrial development purposes upon such terms and conditions as the City shall deem advisable.

2.             Pursuant to the Act, the governing body of the City passed an ordinance (the “Ordinance”) on August 16, 2010, authorizing the City to issue (i) its Recovery Zone Facility Revenue Bonds (Valent Aerostructures Project), Series 2010A, in installments in the maximum aggregate principal amount of $[series a principal amount] (the “Series 2010A Bonds”), and (ii) its Industrial Development Revenue Bonds (Valent Aerostructures Project), Series 2010B, in installments in the maximum aggregate principal amount of $[series b principal amount] (the “Series 2010B Bonds,” together with the Series 2010A Bonds, the “Bonds”), for the purpose of (a) acquiring certain real property located at 6325 Avantha Drive in Washington, Missouri (the “Project Site,” as more fully described on Exhibit A hereto), (b) improving the Project Site and constructing facilities thereon to be used for manufacturing purposes, including equipment and fixtures relating thereto (the “Project Improvements,” as more fully described on Exhibit B hereto), and (c) paying a portion of the costs of issuing the Bonds.

3.             Pursuant to the Ordinance, the City is authorized to enter into a Trust Indenture of even date herewith (the “Indenture”) with UMB Bank, N.A., St. Louis, Missouri, as Trustee (the “Trustee”), for the purpose of issuing and securing the Bonds, as therein provided, and to enter into a lease dated as of August 1, 2010 (the “Lease”) with the WCIC under which the City will acquire the Project Site and purchase and construct the Project Improvements, and will lease the Project Site and the Project Improvements and all additions, modifications, improvements, replacements and substitutions made thereto pursuant to the Lease as they may at any time exist (collectively, the “Project”), to WCIC in consideration of rental payments by WCIC that will be sufficient to pay the principal of and interest on the Bonds.  WCIC will sublease the Project to the Company pursuant to the Sublease.

4.             In consideration of the terms and conditions of the Lease, the Sublease, the Ordinance, issuance of the Bonds and certain other agreements, the City, the Company and WCIC have concurrently herewith entered into a Performance Agreement of even date herewith (the “Performance Agreement”), pursuant to which the Company has agreed to make certain payments in lieu of taxes.

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5.             Pursuant to the foregoing, the WCIC desires to sublease the Project to the Company and Company desires to sublease the Project from the WCIC, for the rentals and upon the terms and conditions set forth in the Sublease.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements contained in the Sublease, the WCIC and the Company do represent, covenant and agree as follows:

1.             Granting of Leasehold Estate.  The WCIC hereby exclusively rents, subleases and sublets the Project to the Company, and the Company hereby rents, subleases and hires the Project from the WCIC, subject to Permitted Encumbrances existing as of the date of the execution and delivery of the Sublease, for the rentals and upon and subject to the terms and conditions therein contained.

2.             Sublease Term.  The Sublease shall become effective upon its execution and delivery. Subject to earlier termination pursuant to the provisions of the Sublease, the sublease of the Project shall terminate on September 1, 2020.

3.             Basic Rent.  The Company covenants and agrees to pay to the WCIC in same day funds for the account of WCIC during this Sublease Term, on or before 11:00 a.m., CST, on the first calendar day of each month, beginning October 1, 2010 (“Payment Date”), as Basic Rent for the Project, an amount which, when added to any collected funds then on deposit in the Bond Fund and available for the payment of principal of the Bonds and the interest thereon on such Payment Date, shall be equal to the amount payable on such payment date as principal of the Bonds and the interest thereon as provided in the Indenture.

4.             Definition of Terms.  Capitalized terms not defined herein shall have the meanings ascribed thereto in the Indenture and the Sublease.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Sublease Agreement to be executed in their respective corporate names to be attested by their duly authorized officers, all as of the date first above written.

VALENT AEROSTRUCTURES, LLC,

By:	/s/ Charles M. Newell
Name:	Charles M. Newell
Title:	Vice President

By:	/s/ Henry H. Newell
Name:	Henry H. Newell
Title:	Vice President

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) SS.
COUNTY OF JACKSON	)

On this ____ day of September, 2010, before me appeared Charles M. Newell and Henry H. Newell, to me personally known, who, being by me duly sworn, did say that each is a Vice President of VALENT AEROSTRUCTURES LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company by authority of its Members; and said individuals acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

[Memorandum of Sublease Agreement]

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WASHINGTON CIVIC INDUSTRIAL CORP.,

By:	/s/ Gerald J. Michels
Name:	Gerald J. Michels
Title:	Vice President

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) SS.
COUNTY OF FRANKLIN	)

On this ____ day of August, 2010, before me appeared Gerald J. Michels, to me personally known, who, being by me duly sworn, did say that he is the Vice President of WASHINGTON CIVIC INDUSTRIAL CORP., a Missouri corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said individual acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

[Memorandum of Sublease Agreement]

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EXHIBIT A

PROJECT SITE

Lot 20 of Heidmann Industrial Park Plat 9, being part of Amended Lot 18 now Lot 20 of Heidmann Industrial Park Plat 7, part of the Northeast 1/4 of Section 18, Township 44 North, Range 1 West of the 5th P.M., per plat filed as Reference No. 1013009, City of Washington, Franklin County, Missouri.

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EXHIBIT B

PROJECT IMPROVEMENTS

The Project Improvements consist of all improvements made to the Project Site, including equipment and fixtures relating thereto, and paid for with Bond proceeds.